                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 1999 relating to the financial statements and financial statement schedules of Tier Technologies, Inc., which appears in the Annual Report on Form 10-K for the year ended September 30, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
July 18, 2000